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                                                                     EXHIBIT 5.1
                      Orrick, Herrington & Sutcliffe LLP

                               December 4, 2000


WatchGuard Technologies, Inc.
505 Fifth Avenue, Suite 200
Seattle, Washington  98104


     Re:  Registration Statement on Form S-8 for 2000 Qiave Stock Option Plan


Ladies and Gentlemen:

     We have acted as counsel to WatchGuard Technologies, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to 100,856 shares of Common Stock, $.001 par value per share (the "Shares"), in connection with the WatchGuard Technologies, Inc. 2000 Qiave Stock Option Plan (the "Plan").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan have been duly authorized and that, upon (i) due execution by the Company of such Shares, (ii) the registration by the Company's registrar of such Shares, (iii) the sale of such Shares by the Company in accordance with the terms of the Plan and (iv) the receipt of consideration for such Shares in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                        Very truly yours,


                                        /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP